                                                                      EXHIBIT 99
                                                                    NEWS RELEASE

[FORTUNE BRANDS LOGO]
Fortune Brands, Inc., 300 Tower Parkway, Lincolnshire, IL  60069


CONTACT:
MEDIA RELATIONS:                    INVESTOR RELATIONS:
CLARKSON HINE                       ANTHONY J. DIAZ
(847) 484-4415                      (847) 484-4410


                  FORTUNE BRANDS REPORTS THIRD QUARTER RESULTS

                      COMPANY DELIVERS RECORD RESULTS WITH
                   DOUBLE-DIGIT EPS GROWTH & IMPROVED RETURNS


Lincolnshire, IL, October 17, 2002 - Fortune Brands, Inc. (NYSE: FO), a leading consumer brands company, today reported record results for the third quarter of 2002:

     o Net income was $113.2 million, or 73 cents per diluted share, up 22% from 60 cents a year ago.
     o Reported results include restructuring and nonrecurring charges of $14.3 million (after tax), or 9 cents per diluted share, related to the sale of certain low-return product lines and the previously announced repositioning program in the office products business.
     o Excluding these items, diluted earnings per share would have been 82 cents, or 3 cents above the consensus estimate of Wall Street securities analysts, which also excludes restructuring and nonrecurring items.
     o Reported sales of $1.46 billion were up 1.4%. Excluding the impact of a divestiture (private-label Scotch business), an acquisition (Omega Group cabinets) and 2001 sales of ABSOLUT vodka recorded on an interim basis, sales would have been up 4% on a constant currency basis.
     o Operating income was $197.7 million, up 14%. Excluding acquisitions, divestitures, restructuring and other nonrecurring charges, and the benefit of the new goodwill accounting standards, operating income would have increased 13% on a constant currency basis.
     o    Return on equity increased 270 basis points to more than 22%.

"In a persistently uncertain economy, Fortune Brands delivered another strong quarter of double-digit growth in earnings per share that exceeded our expectations," said Fortune Brands chairman & chief executive officer Norm Wesley. "Successful strategic initiatives underpinned our record results and helped drive better-than-expected performance in our home products business. We saw our investments in new product development pay off in share gains for brands like Moen, Titleist and Cobra. Newly acquired Omega Group added to the strong underlying growth of our cabinet brands and is already running substantially ahead of our forecasts. The Jim Beam-ABSOLUT joint venture and our

                                     (MORE)
                             WWW.FORTUNEBRANDS.COM

FORTUNE BRANDS REPORTS THIRD QUARTER RESULTS, PAGE 2

focus on premium brands benefited our spirits & wine business. And our aggressive cost reduction and marketplace repositioning initiatives contributed to ongoing profit recovery in our office products business. We're especially pleased to achieve these broad-based results while further improving key asset return measures, generating strong cash flow, boosting our dividend 8% and increasing share repurchases."

The company announced that it bought back 1.5 million shares in the past three months for a total of 3.3 million shares repurchased this year. Fortune Brands also now expects to generate up to $300 million in free cash flow after dividends for 2002.

                     OUTLOOK FOR FOURTH QUARTER & FULL YEAR

"Fortune Brands is well on its way to an excellent year," Wesley continued. "As we look to the fourth quarter, we see Fortune Brands continuing its track record of consistently delivering solid results, including strong double-digit EPS growth for the full year. For the fourth quarter, we currently expect that Fortune Brands will earn between 87 and 92 cents per diluted share before restructuring and nonrecurring items (up from 78 cents before a one-time gain last year). For the full year, we're currently expecting earnings per diluted share of $3.15 to $3.20 before a net gain from restructuring and nonrecurring items (up from $2.41 before a one-time gain last year). Achieving our full-year target would result in diluted EPS growth of 18 to 20%, and that's before the 31-cent full-year benefit from the new goodwill accounting standards."

                    CHARGES FOR RESTRUCTURING AND DIVESTITURE

In the quarter, the company recorded after-tax nonrecurring charges of $9.4 million related to the pending sale of its low-return plumbing parts business and related facilities. The company anticipates the sale will close in the fourth quarter. Coupled with previous downsizing initiatives in the fourth quarter of 2001, the company expects the divestiture of the plumbing parts operations to be slightly accretive to earnings.

The company also recorded after-tax restructuring charges of $4.5 million related to the ongoing consolidation and closure of manufacturing and distribution facilities in the office products business. As previously indicated, Fortune Brands' full-year results will reflect a net gain from a tax refund recorded in the second quarter that will more than offset anticipated charges in the current year.

                                      * * *
Fortune Brands, Inc. is a consumer products company with annual sales exceeding $5.5 billion. Its operating companies have premier brands and leading market positions in home and hardware products, spirits and wine, golf equipment and office products. Home and hardware brands include Moen faucets, Aristokraft, Schrock and Omega cabinets, Master Lock padlocks and Waterloo tool storage sold by units of MasterBrand Industries, Inc. Major spirits and wine brands sold by units of Jim Beam Brands Worldwide, Inc. include Jim Beam and Knob Creek bourbons, DeKuyper cordials, The Dalmore single malt Scotch, Vox vodka and Geyser Peak and Canyon Road wines. Acushnet Company's golf brands include Titleist, Cobra and FootJoy. Office brands

                                     (MORE)
                             WWW.FORTUNEBRANDS.COM

FORTUNE BRANDS REPORTS THIRD QUARTER RESULTS, PAGE 3

include Day-Timer, Swingline, Kensington and Wilson Jones sold by units of ACCO World Corporation. Fortune Brands, headquartered in Lincolnshire, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index.

To receive company news releases by e-mail, please visit WWW.FORTUNEBRANDS.COM.

                                      * * *
This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to changes in general economic conditions, foreign exchange rate fluctuations, changes in interest rates, returns on pension assets, competitive product and pricing pressures, trade consolidations, the impact of excise tax increases with respect to distilled spirits, regulatory developments, the uncertainties of litigation, changes in golf equipment regulatory standards, the impact of weather, particularly on the home products and golf brand groups, expenses and disruptions related to shifts in manufacturing to different locations and sources, challenges in the integration of acquisitions and joint ventures, as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.
                                      * * *
This press release may present measures not derived in accordance with generally accepted accounting principles and such information should not be considered a substitute for any measure derived in accordance with generally accepted accounting principles. These measures may also be inconsistent with similar measures presented by other companies.
                                      # # #

                              FORTUNE BRANDS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                     (In millions, except per share amounts)
                                   (Unaudited)

                                                Three Months Ended September 30,
                                                2002        2001      % Change

Net Sales*                                     1,463.4     1,443.0        1.4

    Cost of goods sold                           795.6       826.0       (3.7)

    Excise taxes on spirits and wine              75.9        93.8      (19.1)

    Advertising, selling, general
         and administrative expenses*            367.3       334.4        9.8

    Amortization of intangibles                    4.7        15.9      (70.4)

    Restructuring and other
          nonrecurring charges                    22.2           -          -

Operating Income                                 197.7       172.9       14.3

    Interest expense                              18.5        20.2       (8.4)

    Other (income) expense, net                   (5.0)       (6.5)      23.1

    Income taxes                                  66.9        62.5        7.0

    Minority interests                             4.1         3.9        5.1

Net Income                                       113.2        92.8       22.0

Earnings Per Common Share
   Basic                                          0.75        0.61       23.0
   Diluted                                        0.73        0.60       21.7

Avg. Common Shares Outstanding
     Basic                                       150.0       151.6       (1.1)
     Diluted                                     154.6       155.4       (0.5)


                              FORTUNE BRANDS, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                     (In millions, except per share amounts)
                                   (Unaudited)

                                                 Nine Months Ended September 30,
                                                2002        2001      % Change

Net Sales*                                     4,247.2     4,120.4        3.1

    Cost of goods sold                         2,315.9     2,282.9        1.4

    Excise taxes on spirits and wine             225.2       265.2      (15.1)

    Advertising, selling, general
         and administrative expenses*          1,085.7     1,024.4        6.0

    Amortization of intangibles                   11.4        47.4      (75.9)

    Restructuring and other
          nonrecurring charges                    44.9        42.3        6.1

Operating Income                                 564.1       458.2       23.1

    Interest expense                              56.2        79.1      (29.0)

    Other (income) expense, net                  (34.5)       (9.2)         -

    Income taxes                                 136.5       123.8       10.3

    Minority Interests                            11.8         7.3       61.6

Net Income                                       394.1       257.2       53.2

Earnings Per Common Share
   Basic                                          2.63        1.68       56.5
   Diluted                                        2.55        1.65       54.5

Avg. Common Shares Outstanding
    Basic                                        149.7       152.7       (2.0)
    Diluted                                      154.4       156.1       (1.1)

Actual Common Shares Outstanding
    Basic                                        149.2       149.7       (0.3)
    Diluted                                      153.4       152.9        0.3

*Prior periods restated to reflect the January 1, 2002 required adoption of EITF issue No. 00-14 relating to the accounting for certain sales incentives and No. 00-25 relating to the accounting for consideration from a vendor. This reclassification does not result in a change in the Company's earnings or earnings per common share.

                              FORTUNE BRANDS, INC.
                     (In millions, except per share amounts)
                                   (Unaudited)

NET SALES AND OPERATING COMPANY CONTRIBUTION

                                 Three Months Ended                Nine Months Ended
                                    September 30,                     September 30,

                        2002          2001     % Change       2002         2001      % Change
Net Sales (a)

Home Products         $  688.0      $  531.0      29.6      $1,879.8     $1,519.0       23.8

Spirits and Wine         255.0         392.9     (35.1)(d)     735.8        973.1      (24.4)(d)

Golf Products            236.4         218.3       8.3         837.1        772.9        8.3

Office Products          284.0         300.8      (5.6)        794.5        855.4       (7.1)

Total                 $1,463.4      $1,443.0       1.4      $4,247.2     $4,120.4        3.1

Operating Company Contribution (b)

Home Products         $  125.7      $   87.6      43.5      $  304.3     $  225.9       34.7

Spirits and Wine          64.1          72.7     (11.8)(d)     193.1        206.6       (6.5)(d)

Golf Products             26.1          25.8       1.2         121.5        117.6        3.3

Office Products           19.6          13.3      47.4          35.9         27.9       28.7

Less: Other Operating
   Expenses (c)           37.8          26.5      42.6          90.7        119.8      (24.3)

Operating Income      $  197.7      $  172.9      14.3      $  564.1     $  458.2       23.1



(a) Prior periods restated to reflect the January 1, 2002 required adoption of EITF issue No. 00-14 relating to the accounting for certain sales incentives and No. 00-25 relating to the accounting for consideration from a vendor. This reclassification did not result in a change in the Company's operating company contribution, earnings, or earnings per common share.

(b) Operating company contribution (OCC) is net sales less all costs and expenses other than restructuring and other nonrecurring charges, amortization of intangibles, corporate administrative expense, interest expense, other (income) expense, net, income taxes and minority interests. OCC is not a measure under generally accepted accounting principles and should not be considered as a substitute for any measure derived in accordance with generally accepted accounting principles. This measure may also be inconsistent with similar measures presented by other companies. In assessing this measure, investors should note that restructuring charges and other nonrecurring items that impact the Company's earnings have been excluded in order to provide an additional measure to investors seeking to evaluate the Company's underlying financial performance from year to year.

(c) Other operating expenses include restructuring and nonrecurring charges, intangible amortization, and corporate administrative expenses.

(d) Net sales and OCC reflect the impact of the Q4 2001 divestiture of the U.K.
- based Scotch Whisky business and sales of Absolut recorded in 2001 on an interim basis. Excluding these items, the three and nine months' adjusted percentages for Spirits and Wine would be a 4.3% and 2.4% net sales increase and a 3.6% and 6.4% OCC increase, respectively.

FREE CASH FLOW AND RETURN ON EQUITY
The term "free cash flow" as used in this press release is cash flow from operations less net capital expenditures and dividends to stockholders. Free cash flow and return on equity are not measures under generally accepted accounting principles and should not be considered as substitutes for any measure derived in accordance with generally accepted accounting principles. These measures may also be inconsistent with similar measures presented by other companies.

INCOME BEFORE NONRECURRING GAINS & CHARGES, NET
The following sets forth net income before nonrecurring gains & charges, net, which in 2002 represents income before the $22.2 million ($14.3 million after tax) and $44.9 million ($29.4 million after tax) restructuring and other nonrecurring charges taken in the three-month and nine-month periods ended September 30, 2002, respectively. In addition, net income before nonrecurring gains and charges, net, is adjusted to exclude a $61.7 million tax refund and interest income on tax receivable of $14.9 million ($9.6 million after tax) taken in the nine-month period ended September 30, 2002.

The following sets forth net income before nonrecurring gains & charges, net, which in 2001 represents income before the $42.3 million ($27.8 million after tax) restructuring and other nonrecurring charges taken in the nine-month period ended September 30, 2001. In addition, net income before nonrecurring gains and charges, net, is adjusted to exclude a $31.0 million tax reserve reversal taken in the nine-month period ended September 30, 2001.


                                                   Three Months Ended September 30,
                                                    2002        2001      % Change
Income before Nonrecurring Gains & Charges, net*   $127.5      $ 92.8       37.4
Earnings Per Common Share - Basic
     Income from operations                          0.85        0.61       39.3
     Reversal of prior year tax
        reserve no longer required                      -           -          -
     Tax and interest income receivable                 -           -          -
     Restructuring and other
         nonrecurring charges                       (0.10)          -          -

Net Income                                           0.75        0.61       23.0


Earnings Per Common Share - Diluted
     Income from operations                          0.82        0.60       36.7
     Reversal of prior year tax
        reserve no longer required                      -           -          -
     Tax and interest income receivable                 -           -          -
     Restructuring and other
         nonrecurring charges                       (0.09)          -          -

Net Income                                           0.73        0.60       21.7

                                                   Nine Months Ended September 30,
                                                    2002        2001      % Change
Income before Nonrecurring Gains & Charges, net*   $352.2      $254.1       38.5
Earnings Per Common Share - Basic
      Income from operations                         2.35        1.66       41.6
      Reversal of prior year tax
        reserve no longer required                      -        0.20          -
     Tax and interest income receivable              0.47           -          -
     Restructuring and other
         nonrecurring charges                       (0.19)      (0.18)      (5.6)

Net Income                                           2.63        1.68       56.5


Earnings Per Common Share - Diluted
     Income from operations                          2.28        1.63       39.9
     Reversal of prior year tax
        reserve no longer required                      -        0.20          -

     Tax and interest income receivable              0.46           -          -
     Restructuring and other
         nonrecurring charges                       (0.19)      (0.18)      (5.6)

Net Income                                           2.55        1.65       54.5


*Income Before Nonrecurring Gains and Charges, net indicates the underlying performance of our businesses prior to costs associated with our restructuring initiatives and write-downs of identifiable intangibles and goodwill, and other nonrecurring items. The Company believes that this measure is useful in analyzing the Company's performance from year to year. Management uses this measure in evaluating the performance of the Company. It is not a measure under generally accepted accounting principles and should not be considered as a substitute for any measure derived in accordance with generally accepted accounting principles. This measure may also be inconsistent with similar measures presented by other companies. In assessing this measure, investors should note that restructuring charges and other nonrecurring items that impact the Company's earnings have been excluded in order to provide an additional measure to investors seeking to evaluate the Company's underlying financial performance from year to year.

RESTRUCTURING AND OTHER NONRECURRING CHARGES
The Company recorded pre-tax restructuring and nonrecurring charges of $22.2 million ($14.3 million after tax) and $44.9 million ($29.4 million after tax) in the three-month and nine-month periods ended September 30, 2002. The charges relate to rationalization of operations in the office segment and the sale and discontinuation of marginal product lines in the home and spirits segments.

                               Three Months Ended
                               September 30, 2002
                     (In millions, except per share amounts)


                                                Nonrecurring
                                        Cost of Sales
                        Restructuring     Charges      SG & A Charges  Total
Home Products              $ 11.4          $ 2.8           $ 0.8       $ 15.0
Office Products               5.2            1.2             0.1          6.5
Spirits and Wine              0.7              -               -          0.7
Total                      $ 17.3          $ 4.0           $ 0.9       $ 22.2

Income Tax Benefit                                                        7.9
Net Charge                                                             $ 14.3

Charge Per Common Share
Basic                                                                  $ 0.10
Diluted                                                                $ 0.09

                                Nine Months Ended
                               September 30, 2002
                     (In millions, except per share amounts)

                                                Nonrecurring
                                        Cost of Sales
                        Restructuring     Charges      SG & A Charges  Total
Home Products              $ 11.4          $ 2.8           $ 0.8       $ 15.0
Office Products              24.5            3.7             1.0         29.2
Spirits and Wine              0.7              -               -          0.7
Total                      $ 36.6          $ 6.5           $ 1.8       $ 44.9

Income Tax Benefit                                                       15.5
Net Charge                                                             $ 29.4

Charge Per Common Share
Basic                                                                  $ 0.19
Diluted                                                                $ 0.19

                              FORTUNE BRANDS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  (In millions)

                                         September 30,      September 30,
                                            2002               2001
                                                  (Unaudited)
Assets

   Current assets
      Cash and cash equivalents            $   89.2           $   64.7
      Accounts receivable, net                884.4              946.2
      Inventories                             828.0            1,014.3
      Other current assets                    224.4              226.7

         Total current assets               2,026.0            2,251.9

   Property, plant and equipment, net       1,184.9            1,208.5
   Intangibles resulting from
     business acquisitions, net             2,336.5            1,946.9
   Other assets                               411.6              344.1

         Total assets                      $5,959.0           $5,751.4

Liabilities and Stockholders' Equity

   Current liabilities
      Short-term debt                      $  281.6           $  311.0
      Current portion of long-term debt         1.1                1.3
      Other current liabilities             1,302.2            1,409.2

         Total current liabilities          1,584.9            1,721.5

   Long-term debt                             974.4              951.2
   Other long-term liabilities                644.6              602.3
   Minority Interests                         399.5              390.3

         Total liabilities                  3,603.4            3,665.3

   Stockholders' equity                     2,355.6            2,086.1

         Total liabilities and
           stockholders' equity            $5,959.0           $5,751.4